UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2013

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, the Compensation Committee of Ignite Restaurant Group, Inc. (the “Company”) approved certain one-time grants of restricted stock awards under the Ignite Restaurant Group, Inc. 2012 Omnibus Incentive Plan to certain officers of the Company as follows:

Officer	Title	Number of RSAs
Raymond A. Blanchette, III	Chief Executive Officer	50,000 shares

Michael J. Dixon	President and Chief Financial Officer	40,000 shares

James F. Mazany	President, Joe’s Crab Shack	40,000 shares

Robin N. Ahearn	SVP and Chief Marketing Officer	15,000 shares

These one-time grants were not made as part of any of the Company’s ongoing compensation or incentive programs.  In each case, 25% of the restricted shares described above will vest on each of June 15, 2014, 2015, 2016 and 2017, subject to continued service to the Company.  A form of the Restricted Stock Agreement that has been entered into with each officer is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Form of Restricted Stock Agreement.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2013

IGNITE RESTAURANT GROUP, INC.

	By:	/s/ Michael J. Dixon
Michael J. Dixon
President and Chief Financial Officer

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